UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (the “Company”) appointed Carmen Bowser to serve as an independent director of the Company, effective as of January 1, 2016. The Board has not yet appointed Ms. Bowser to a committee of the Board.

Ms. Bowser, age 61, has been active for over 30 years in the commercial real estate industry, with experience across a wide range of investment products, property types and geographies. She is currently the Managing Member of Eastpointe Consultants, LLC, a commercial real estate advisory firm. She retired in 2015 as a Managing Vice President at Capital One Bank, where she was responsible for the commercial real estate underwriting and asset management teams and participated in the development of credit policies and operational controls to meet regulatory and other governance requirements. Prior to joining Capital One in 2008, Ms. Bowser was a principal in the Prudential Mortgage Capital Group, originating portfolio, agency and CMBS transactions for the National Accounts team. From 1995 to 2004, she held senior positions at TIAA-CREF, investing in debt, real estate private equity funds, equity joint ventures and property acquisitions on behalf of the company. In 1994 and 1995, Ms. Bowser was a Regional Director for Arbor National Commercial Mortgage, in charge of the firm’s multifamily CMBS originations for the west coast. From 1978 through 1994, she held various positions in the bond, corporate finance, oil and gas and commercial mortgage areas at Prudential.

Ms. Bowser serves on the Board of Directors of 42nd Street Development Corporation, a non-profit organization. She is a member of the Urban Land Institute, the Real Estate Lenders Association and WX, Inc. She was previously chair of the Finance Committee of the Real Estate Board of New York.

Ms. Bowser holds a B.A. in Classical Languages from William Smith College and an MBA in Finance from the Rutgers School of Management.

The compensation for Ms. Bowser’s service as non-employee director will be consistent with that of the Company’s other non-employee directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Ms. Bowser or any other person pursuant to which Ms. Bowser was appointed as director. Ms. Bowser is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: December 22, 2015	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer